EXHIBIT 1

JOINT FILING AGREEMENT

Grupo Aeroméxico, S.A.B. de C.V.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 17, 2026.

Apollo Management Holdings GP, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

AP Aguila Holdings, Ltd.

By:	Apollo Management IX, L.P.,
its investment manager

By:	AIF IX Management, LLC
its general partner

		By:	/s/ James Elworth
		Name:	James Elworth
		Title:	Vice President

Apollo Management IX, L.P.

By:	AIF IX Management, LLC,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

AIF IX Management, LLC

By:	Apollo Management, L.P.,
its sole member

By:	Apollo Management GP, LLC
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

Apollo Management, L.P.

By:	Apollo Management GP, LLC,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

Apollo Management GP, LLC

By:	Apollo Management Holdings, L.P.,
its sole member

By:	Apollo Management Holdings GP, LLC
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

Apollo Management Holdings, L.P.

By:	Apollo Management Holdings GP, LLC,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President